UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

Petrus Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-176879	27-5414522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3211 Ocean Drive, Vero Beach, FL	32963
(Address of principal executive offices)	(Zip code)

(954) 362-7598
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On November 8, 2013, Mr. Rory O’Dare sold 8,000,000 common shares representing 100% of the issued and outstanding shares to Miguel Dotres.

Miguel Dotres, Age 42.

Since September of 2008, Mr. Dotres has been the Chief Executive Officer of Diversified Corporate Investment Group Inc.  In this role he has provided business consulting services, focusing his specialty on online businesses and start-up companies. Mr. Dotres advised on such matters as business plan development and corporate social media strategies.

Prior to Diversified Corporate Investment Group Inc., Mr. Dotres was the founder and Chief Executive Officer of Grid Merchant Processing Inc., a Florida corporation, which provided Visa, Mastercard, American Express, and Discover credit card processing for online merchants.

From August of 2003 to December of 2006 Mr. Dotres was the Vice President of Finance for Foster Sport Network, a Florida Sports Entertainment organization which operated two terrestrial radio stations and an online sports entertainment channel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrus Resources Corporation

Date: May 12, 2014

/s/ Miguel Dotres
Miguel Dotres
Chief Executive Officer